 Exhibit 11.1

Consent Of Independent Auditors

We consent to the use in this filing of Form 1-K of our report dated July 28, 2021 relating to the financial statements of Connect Invest II LLC.

/s/ RubinBrown LLP

Las Vegas, Nevada

July 28, 2021